Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•                  Post-effective Amendment No. 1 to Registration Statement No. 33-00252 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Savings Plan;

•                  Registration Statement No. 333-01879 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Stock Purchase Plan;

•                  Registration Statement No. 333-22529 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Savings and Protection Plan;

•            Registration Statement No. 333-82189 on Form S-8 pertaining to the 1999 Equitable Resources, Inc. Long-Term Incentive Plan;

•            Registration Statement No. 333-82193 on Form S-8 pertaining to the 1999 Equitable Resources, Inc. Non-Employee Directors’ Stock Incentive Plan;

•            Registration Statement No. 333-32410 on Form S-8 pertaining to the Equitable Resources, Inc. Deferred Compensation Plan and the Equitable Resources, Inc. Directors’ Deferred Compensation Plan;

•            Registration Statement No. 333-70822 on Form S-8 pertaining to the 1999 Equitable Resources, Inc. Long-Term Incentive Plan;

•            Registration Statement No. 333-122382 on Form S-8 pertaining to the 2005 Equitable Resources, Inc. Employee Deferred Compensation Plan and the 2005 Equitable Resources, Inc. Directors’ Deferred Compensation Plan;

•            Registration Statement No. 333-129286 on Form S-4 pertaining to the registration of $150,000,000 of 5% Notes due 2015 of Equitable Resources, Inc.;  and

•            Registration Statement No. 333-129286 on Form S-8 pertaining to the Equitable Resources, Inc. 2008 Employee Stock Purchase Plan ;  and

•            Registration Statement No. 333-148154 on Form S-3 pertaining to the Registration of Debt Securities, Preferred Stock and Common Stock of Equitable Resources, Inc.

of our reports dated February 17, 2009, with respect to the consolidated financial statements and schedule of EQT Corporation (formerly Equitable Resources, Inc.), and the effectiveness of internal control over financial reporting of EQT Corporation (formerly Equitable Resources, Inc.), included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Pittsburgh, Pennsylvania

February 17, 2009